EXHIBIT 23

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37923 and 333-11264) pertaining to the Amended and Restated 1996 Stock Option Plan and the Registration Statement (Form S-8 No. 333-90757) pertaining to the Sinclair Option Agreements of Audio Visual Services Corporation of our report dated December 8, 2000, with respect to the consolidated financial statements of Audio Visual Services Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2000.

                                                   /s/ Ernst & Young LLP

Long Beach, CA
December 28, 2000